UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/14/2012

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On February 14, 2012, the Registrant held a Special Meeting of Stockholders (the "Special Meeting"). A total of 18,718,646 shares of the Registrant's common stock were present or represented by proxy at the meeting, representing 70.32% of shares outstanding as of the January 2, 2012 record date. Two proposals were submitted to the Registrant's stockholders at the Special Meeting and both proposals passed. The proposals are described in detail in the Registrant's Proxy Statement for the Special Meeting filed with the Securities and Exchange Commission on January 9, 2012. The final results for the votes regarding each proposal are set forth below.

Proposal 1 - The Registrant's stockholders authorized the Board of Directors to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000. The votes regarding this proposal were as follows:

For                   Against             Abstained       Broker Non-Votes

14,855,118             3,455,884             407,644             0

Proposal 2 - The Registrant's stockholders approved one or more adjournments to the Special Meeting, if necessary, to permit further solicitation of proxies if there were not sufficient votes received at the time of the Special Meeting to approve Proposal 1. The votes regarding this proposal were as follows:

For                   Against             Abstained       Broker Non-Votes

15,313,954             2,887,114             517,578               0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: February 15, 2012	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer